As filed with the Securities and Exchange Commission on May 16, 2006

Registration No. 333-111643

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 5
to
FORM S-11
REGISTRATION STATEMENT
Under
The Securities Act of 1933

DESERT CAPITAL REIT, INC.
(Exact Name of Registrant as specified in its Governing Instrument)

1291 Galleria Drive, Suite 200
Henderson, NV 89014
(800) 419-2855
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Todd B. Parriott
Chief Executive Officer
Desert Capital REIT, Inc.
1291 Galleria Drive, Suite 200
Henderson, NV 89014
(800) 419-2855
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bryan L. Goolsby
Gina E. Betts
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201-6776
(214) 740-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional Securities for offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

In accordance with the undertaking of Desert Capital REIT, Inc. set forth in its registration statement on Form S-11 (File No. 333-111643) declared effective July 16, 2004 (the “Registration Statement”), Desert Capital REIT, Inc. is filing this Post-Effective Amendment No. 5 to the Registration Statement to deregister 6,301,128.1397 remaining unsold primary offering shares of its common stock. Pursuant to this Registration Statement, Desert Capital REIT, Inc. registered 20,000,000 shares of common stock for its primary offering and 2,000,000 shares of common stock for its dividend reinvestment plan offering.

Desert Capital REIT has terminated the primary offering covered by this Registration Statement, but continues to offer from time to time the remaining dividend reinvestment plan shares of common stock registered on this Registration Statement. By filing this Post-Effective Amendment No. 5 to Registration Statement, the Registrant hereby terminates the primary offering of securities on this Registration Statement and deregisters all primary offering securities that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on the 16 day of May, 2006.

        Desert Capital REIT, Inc.
        (Registrant)

        By:  /s/ Todd B. Parriott
        Name: Todd B. Parriott
        Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Todd B. Parriott Todd B. Parriott	Chairman of the Board, Chief Executive Officer, President and Chief Executive Investment Officer (Principal Executive Officer)	May 16, 2006
/s/ Jonathan G. Arens Jonathan G. Arens	Chief Financial Officer (Principal Financial Officer)	May 16, 2006
* Robert M. Beville	Director	May 16, 2006
* G. Steven Dawson	Director	May 16, 2006
* James L. George	Director	May 16, 2006
* Bryan L. Goolsby	Director	May 16, 2006
* Thomas L. Gustafson	Director	May 16, 2006
/s/ Todd B. Parriott *By Todd B. Parriott Attorney-In-Fact		May 16, 2006